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                                                                    EXHIBIT 21.1

                           RANGE RESOURCES CORPORATION

                           SUBSIDIARIES OF REGISTRANT


                                                                       Percentage of Voting
                                              Jurisdiction of               Securities
              Name                             Incorporation         Owned by Immediate Parent
---------------------------------------    ----------------------    -------------------------

Range Production Company                          Delaware                     100%
Range Energy Services Company                     Delaware                     100%
Range Holdco, Inc.                                Delaware                     100%
Range Energy I, Inc.                              Delaware                     100%
Range Gathering & Processing Company              Delaware                     100%
Range Gas Company                                 Delaware                     100%
Lomak Financing Trust                             Delaware                     100%
RRC Operating Company                               Ohio                       100%
Range Energy Finance Corporation                  Delaware                     100%
Range Energy Ventures Corporation                 Delaware                     100%
Gulfstar Energy, Inc.                             Delaware                     100%
Gulfstar Seismic, Inc.                            Delaware                     100%
Domain Energy International Corporation    British Virgin Islands              100%
Energy Assets Operating Company                   Delaware                     100%